SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Current Report Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 12, 2009
AVALON PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-32629	52-2209310

(State or other	(Commission File	(I.R.S. Employer
jurisdiction of	Number)	Identification No.)
incorporation or
organization)

20358 Seneca Meadows Parkway,
Germantown, Maryland	20876

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (301) 556-9900
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT
Section 1 — Registrant’s Business and Operations
Item 1.01. Entry into a Material Definitive Agreement.
On January 12, 2009, Avalon Pharmaceuticals, Inc. (“Avalon”), Clinical Data, Inc. (“Clinical Data”), and API Acquisition Sub II, LLC, an indirect wholly-owned subsidiary of Clinical Data (“Merger Sub”), entered into an amendment to the Agreement and Plan of Merger and Reorganization, dated October 27, 2008, between Avalon, Clinical Data and Merger Sub (the “Merger Agreement,” and such amendment to the Merger Agreement, the “Merger Agreement Amendment”). As previously announced, the Merger Agreement provides that, upon the terms and subject to the conditions set forth in the Merger Agreement, Merger Sub will be merged with and into Avalon, with Avalon continuing as the surviving corporation and a subsidiary of Clinical Data (the “Merger”).
The Merger Agreement Amendment amends the Merger Agreement and the form of Contingent Value Rights Agreement attached as an exhibit to the Merger Agreement (the “CVR Agreement”) to clarify the treatment of Avalon’s outstanding warrants in the Merger, and to correct a typographical error in the CVR Agreement. In addition, the Merger Agreement Amendment extends from March 31, 2009 to April 30, 2009 the outside closing date for the Merger, after which date either Avalon or Clinical Data may terminate the Merger Agreement, as provided in the Merger Agreement.
Also on January 12, 2009, Clinical Data and Avalon executed an amendment to the $3 million term note issued by Avalon to Clinical Data on October 27, 2008 (the “Term Note,” and such amendment to the Term Note, the “Term Note Amendment”) under the previously announced short term loan provided by Clinical Data to Avalon in connection with the execution of the Merger Agreement. The Term Note Amendment extends the maturity of the Term Note from March 31, 2009 to April 30, 2009.
The foregoing descriptions of the Merger Agreement Amendment and the Term Note Amendment do not purport to be complete and are qualified in their entirety by reference to the Merger Agreement Amendment and the Term Note Amendment, which are filed as Exhibits 2.1 and 10.1 hereto, respectively, and are incorporated herein by reference.
Important Information for Investors and Stockholders
Avalon and Clinical Data will file a joint definitive proxy statement/prospectus with the SEC in connection with the proposed merger. Investors and stockholders are urged to read the joint definitive proxy statement/prospectus when it becomes available and any other relevant documents filed by either party with the SEC because they will contain important information.
Investors and stockholders will be able to obtain the joint definitive proxy statement/prospectus and other documents filed with the SEC free of charge at the website maintained by the SEC at www.sec.gov. In addition, documents filed with the SEC by Avalon will be available free of charge on the portion of the Avalon website titled “Investors” at www.avalonrx.com. Documents filed with the SEC by Clinical Data will be available free of charge on the portion of the Clinical Data website titled “Investors” at www.clda.com.
Clinical Data, Avalon and their directors and executive officers may be deemed to be participants in the solicitation of proxies from Avalon stockholders. Information regarding Clinical Data’s participants is available in Clinical Data’s Annual Report on Form 10-K for the year ended March 31, 2008 and its proxy statement for its 2008 Annual Meeting of stockholders, which are filed with the SEC. Information regarding Avalon’s participants is available in Avalon’s Annual Report on Form 10-K for the year ended December 31, 2007 and the proxy statement for its 2008 Annual

Meeting of stockholders, which are filed with the SEC. Additional information regarding interests of such participants will be included in the joint definitive proxy statement/prospectus that will be filed with the SEC. You can obtain free copies of these documents from Clinical Data and Avalon as indicated above.
Section 9 — Financial Statements and Exhibits
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits
2.1	First Amendment, dated January 12, 2009, to Agreement and Plan of Merger and Reorganization, dated as of October 27, 2008, by and among Avalon Pharmaceuticals, Inc., Clinical Data, Inc. and API Acquisition Sub II, LLC.

10.1	Amendment No. 1, dated January 12, 2009, to Term Note, dated as of October 27, 2008, by and among Avalon Pharmaceuticals, Inc. and Clinical Data, Inc.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Avalon Pharmaceuticals, Inc.
Date: January 14, 2009	By:	/s/ C. Eric Winzer
C. Eric Winzer
Executive Vice President and Chief Financial Officer